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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Netscape Communications Corporation for the registration of 1,794,563 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the consolidated financial statements of Netscape Communications Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

    We also consent to the incorporation by reference therein of our report dated March 27, 1997 with respect to the financial statement schedule of Netscape Communications Corporation for the year ended December 31, 1996 included in the Annual Report (Form 10-K) for 1996 filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP


Palo Alto, California
June 23, 1997